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                                                                  Exhibit 10(15)

                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this day of _________, 1998, by and between Stratosphere Corporation, a Delaware corporation (the "Corporation"), Stratosphere Gaming Corp., a Nevada corporation ("Gaming Corp." and together with the Corporation, the "Debtors" and after the effective date of any plan of reorganization, the "Reorganized Debtors") and Thomas A. Lettero (the "Executive").

                             PRELIMINARY STATEMENTS

     A. The Corporation is the owner of that certain hotel and casino known as the Stratosphere Hotel & Casino located in Las Vegas, Nevada (the "Hotel"). Gaming Corp. is a wholly-owned subsidiary of the Corporation and operates the Hotel.

     B. On January 27, 1997, the Corporation and Gaming Corp. each filed their Voluntary Petitions for bankruptcy protection under Title 11, Chapter 11 of the United States Code in the United States District Court for the District of Nevada (the "Bankruptcy Court") and are seeking confirmation of a plan of reorganization.

     C. The Debtors (and on behalf of Reorganized Debtors after the effective date (the "Effective Date") of a plan of reorganization) desire to secure the benefits of the Executive's background, knowledge, experience, ability, expertise and industry to promote and maintain the Debtors' and Reorganized Debtors' stability, growth, viability and profitability.

     D. The Debtors desire to engage the services of the Executive who is desirous of being employed by the Debtors and Reorganized Debtors under the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, together with other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment of the Executive. On the date on which a written order confirming a plan of reorganization is entered by the Bankruptcy Court (the "Confirmation Date"), the Debtors shall employ the Executive and the Executive shall accept such employment and agrees to perform the duties and responsibilities set forth herein upon the terms and conditions set forth herein.

     2. Term. The term of the Executive's employment pursuant to this Agreement (the "Term") shall commence on the Confirmation Date and shall continue for


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a period of twenty-four (24) months thereafter, unless sooner terminated in accordance with this Agreement.

     3. Duties and Responsibilities. On the Confirmation Date, the Executive shall continue as Chief Financial Officer of the Debtors and on the Effective Date the Executive shall be named Chief Financial Officer of the Reorganized Debtors. The Executive shall perform the duties customarily performed by a Chief Financial Officer for the Debtors and thereafter the Reorganized Debtors. Additionally, if elected, the Executive shall serve on the boards of directors of the Debtors and thereafter the Reorganized Debtors. During the Term, the Executive shall report directly to the boards of directors of the Debtors or the Reorganized Debtors, as the case may be, and shall have the responsibilities as may be specified from time to time by the boards of directors. During the Term and except for any vacation periods, the Executive shall devote substantially all of his business time and attention to the business of the Debtors and thereafter the Reorganized Debtors and shall not engage in any other business activities or pursuits which would preclude the Executive from performing his duties under this Agreement except as may be approved by the boards of directors of the Debtors and thereafter the Reorganized Debtors; provided, however, the Executive shall not be precluded from involvement in charitable or civic activities or his personal financial investments provided the same do not interfere with his time or attention to the business of the Debtors and thereafter the Reorganized Debtors. The Executive shall perform all such duties to the best of his ability and in a diligent manner.

     4. Compensation.

     a) Salary. The Executive shall receive an annual salary of Three Hundred Thousand Dollars ($300,000) ("Salary") for performing his duties as Chief Financial Officer, which Salary shall be payable in at least monthly installments, less all applicable federal, state and local taxes, social security and any other government mandated deductions. The Executive shall not receive any additional compensation for serving on the boards of directors of either the Debtors or the Reorganized Debtors.

     b) Stock Option Plans. If, during the Term, the Reorganized Debtors establish and institute an executive bonus plan, stock option plan or any similar such plan, the Executive shall be entitled to participate in any such plan to the extent such plans are established by the Reorganized Debtors and to the extent the Reorganized Debtors provide such plans for all senior executives of the Reorganized Debtors.

     c) Health Benefits. The Executive shall continue to receive healthcare benefits (including dental and vision) for the Executive and his family in accordance with the Debtor's pre-January 27, 1997 policies and practices. In the event of a termination of the Executive's employment with the Debtors or Reorganized Debtors without cause, such existing healthcare benefits will be extended for the Executive until the earlier of (i) the qualification and eligibility of the Executive for healthcare plan benefits under another group health plan; or (ii) ninety (90) days.


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     d) Business Expenses. Upon presentation of an itemized account and written proof of such expenses, the Debtors and the Reorganized Debtors shall reimburse the Executive for all reasonable business expenses incurred by him in connection with the performance of his duties under this Agreement.

     e) Vacation. The Executive shall be entitled to vacation and holiday pay that the Debtors and thereafter the Reorganized Debtors provide to all senior executives; provided, however, that in no event shall the vacation time afforded to the Executive under such policy be less than three (3) weeks per annum.

     5. Termination.

     a) During the Term, the Executive may be terminated by the Debtors and thereafter the Reorganized Debtors at any time; provided, however, in the event the Executive is terminated without "Cause" (as defined herein) or there is a "Change of Control" (as defined herein), then the Executive shall receive an immediate severance payment of $200,000.

     b) In the event the Executive remains in the employment of the Debtors and the Reorganized Debtors for the entire Term and is not retained as Chief Financial Officer after the Term and the Debtors and thereafter the Reorganized Debtors do not provide ninety (90) days prior written notice of their intent not to retain the Executive, then the Executive shall receive immediate termination compensation of Seventy-Five Thousand Dollars ($75,000).

     c) The Executive may, at the Executive's sole option and right, terminate this Agreement at any time by providing ninety (90) days' prior written notice, and the Debtors and the Reorganized Debtors shall be under no obligation to the Executive except to pay him compensation for such services as may have been performed up to the effective date of such termination.

     For the purposes of this Agreement, termination for "cause" shall mean: (i) the commission of fraud, embezzlement or theft against the Debtors and the Reorganized Debtors; or (ii) a conviction of or guilty plea to a felony; or
(iii) excessive tardiness or absenteeism on the part of the Executive..

     For the purposes of this Agreement, the term "Change of Control" shall mean that High River Limited Partnership, a Delaware limited partnership, American Real Estate Partnership, L.P., a Delaware limited partnership and Sky High, LLC and/or their affiliates no longer collectively own or control directly or indirectly, fifty percent (50%) of the First Mortgage Notes Due 2003 prior to the Effective Date or fifty percent (50%) of the voting stock of Stratosphere after the Effective Date. The term "affiliate" as used in this Agreement shall have the same meanings as set forth in Section 12b-2 of the Securities Exchange Act of 1934, as amended.


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     6. Confidential Information. During the term of this Agreement and thereafter, the Executive shall hold in a fiduciary capacity for the benefit of the Debtors and the Reorganized Debtors all secret or confidential information, knowledge or data relating to the Debtors and the Reorganized Debtors or their affiliates, and their respective businesses, which shall not be public knowledge. Notwithstanding the foregoing, the parties hereto acknowledge that after the termination of his employment with the Debtors and/or the Reorganized Debtors, the Executive may seek employment in the gaming industry and may be employed by companies engaging in gaming both within and without the City of Las Vegas, State of Nevada and the provisions of this paragraph are not intended to restrict or impair the Executive in utilizing his skills and expertise in any future employment.

     7. Governing Law. This Agreement shall be construed and governed by the laws of the State of Nevada, and any action between the parties shall be maintained only within the applicable state or federal court located in Clark County, Nevada.

     8. Assignability; Binding Effect. This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, legal representatives, successors and assigns.

     9. Enforceability. If any of the provisions contained in this Agreement, for any reason and to any extent, are construed to be invalid or unenforceable, the remainder of this Agreement, and the application of the remaining covenants to other persons or circumstances, shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     10. Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf to the party or parties against whom any amendment, waiver, change, modification or discharge is sought to be enforced.

     11. Notices. Notices to or for the respective parties shall be given in writing and delivered in person or mailed by certified or registered mail, addressed to the respective party at the address as set out below, or at such other address as either party may elect to provide in advance in writing, to the other party:

         The Executive:                   Thomas A. Lettero
                                          _____________________________
                                          _____________________________


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         The Corporation:                 Stratosphere Corporation
                                          2000 S. Las Vegas Blvd.
                                          Las Vegas, Nevada  89101
                                          Attn:  Andrew S. Blumen

         with a copy to:                  Gordon & Silver, Ltd.
                                          3800 Howard Hughes Parkway
                                          14th Floor
                                          Las Vegas, Nevada 89109
                                          Attn:  Gerald M. Gordon, Esq.

     12. Cumulative Effect; No Waiver. The several rights and remedies provided for in this Agreement shall be construed as being cumulative, and no one of them shall be deemed to be exclusive of the others or of any right or remedy allowed by law. No waiver by the Corporation or the Executive of any failure by the Executive or the Corporation, respectively, to keep or perform any provision of this Agreement shall be deemed to be a waiver of any proceeding or succeeding breach of the same or other provision.

     Intending to be legally bound, the parties hereto have executed this Agreement as of the date above first written.

EXECUTIVE:                                DEBTORS:

                                          Stratosphere Corporation, a Delaware
_______________________________________   corporation
Thomas A. Lettero

                                          By:__________________________________
                                             Andrew S. Blumen, President

                                          Stratosphere Gaming Corp.,
                                          a Nevada corporation



                                          By:__________________________________
                                             Andrew S. Blumen, President




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